Exhibit 99.1 PRESS RELEASE, DATED MAY 24, 2023, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER FISCAL 2023

ENERSYS REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2023 RESULTS
DELIVERS RECORD NET SALES AND EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR

Fourth Quarter Fiscal 2023 Highlights
(All comparisons against the fourth quarter of fiscal year 2022 unless otherwise noted)
•Delivered record net sales of $990M, +9%
•Achieved 24.9% GM, +340 bps, including $17M reduction to COGS from Inflation Reduction Act (IRA) tax credits under IRC 45X
•Generated record operating earnings of $95M, +114%, and adjusted operating earnings of $107 million, +60%
•$1.3B backlog eased slightly, -7%, 2X pre-COVID levels with stable demand trends
•Realized record diluted EPS of $1.59, +137%, and adjusted diluted EPS of $1.82, +52%
•Reduced net leverage(b) to 1.8X EBITDA
•Earned the Better Practice Award from the U.S. Department of Energy Better Plants Program
•Announced the appointment of Shannon Thomas as Chief Human Resources Officer
•Published 2022 Sustainability Update and achieved 4% reduction in our global greenhouse gas emissions vs 2021

Full Year Fiscal 2023 Highlights
(All comparisons against 2022 unless otherwise noted)
• Delivered record net sales of $3.7B, +10%
• Generated record operating earnings of $278M, +35% and adjusted operating earnings of $322M, +22%
• Hit record operating earnings, adjusted operating earnings, diluted EPS, and adjusted diluted EPS, before recording the $17M of IRC 45X tax credits, even after including FX and interest headwinds in excess of $1 per diluted share
• Realized record diluted EPS of $4.25, +26% and adjusted diluted EPS of $5.34, +19%
• Reported operating cash flow of $280M, +$346M and free cash flow(a) of $191M, +$331M
• Returned $51M to shareholders through share repurchases and dividends

READING, Pa., May 24, 2023 (GLOBE NEWSWIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter of fiscal 2023, which ended on March 31, 2023.

Message from the CEO
EnerSys delivered an outstanding fourth quarter, with record revenue of $990 million, up 9% year-over-year, driven primarily by strong price realization and organic growth, partially offset by foreign currency. We achieved significant gross margin improvement, despite continued margin pressure from inflation and even before a $17 million benefit to cost of goods sold from tax credits related to Internal Revenue Code section 45X created by the Inflation Reduction Act. We realized record GAAP diluted EPS of $1.59 and adjusted diluted EPS of $1.82, up $0.62 versus prior year, including $0.42 benefit from IRA. While further guidance may be forthcoming from the IRS, we believe EnerSys's eligibility for Section 45X credits reinforces the critical nature of the products and services we provide.

In fiscal 2023, we delivered sales and earnings growth in excess of our expectations. The EnerSys team performed remarkably well in a challenging environment, mitigating continued inflation, rising interest rates, foreign exchange headwinds, and operational challenges, while executing collaboratively to deliver record results. Our impressive net earnings combined with effective management of operating capital resulted in $280 million of operating cash flow, $191 million of free cash flow and $51 million of capital returned to shareholders through repurchases and dividends.

We continue to deliver on our innovation roadmap with strategic investments in proprietary technology solutions that are defining the future of the energy transition. We continue to progress toward full commercialization of our proprietary and revolutionary EV Fast Charge and Storage system (FC&S) which combines energy storage, backup power and EV fast charging capabilities in a single solution.

As global megatrends including electrification, decarbonization and automation drive increased demand for energy storage, EnerSys is well-positioned to deliver the solutions that our customers need. In addition, we expect that government policy support such as the Inflation Reduction Act (IRA) and the Rural Digital Opportunity Fund (RDOF) will further accelerate demand for our solutions. We remain focused on delivering long-term value to our stockholders through profitable growth and a disciplined capital allocation strategy, while also achieving our sustainability objectives. As we enter Fiscal 2024, although significant uncertainty in the global markets remains, we could not be more excited about the growth potential of our Company and the markets in which we compete.

We look forward to discussing our strategic plans, growth drivers and long-term outlook in detail during our investor day at the New York Stock Exchange on June 15.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Financial Results and Metrics	Fourth quarter ended			Twelve months ended
In millions, except per share amounts	March 31, 2023	March 31, 2022	Change	March 31, 2023	March 31, 2022	Change
Net Sales	$989.9	$907.0	9.1%	$3,708.5	$3,357.3	10.5%
Diluted EPS (GAAP)	$1.59	$0.67	$0.92	$4.25	$3.36	$0.89
Adjusted Diluted EPS (Non-GAAP)(1)	$1.82	$1.20	$0.62	$5.34	$4.47	$0.87
Gross Margin (GAAP)	$246.0	$194.6	$51.4	$840.1	$750.0	$90.1
Operating Earnings (GAAP)	$95.4	$44.5	$50.9	$278.3	$206.2	$72.1
Adjusted Operating Earnings (Non-GAAP)(2)	$107.1	$66.8	$40.3	$322.2	$263.6	$58.6
Net Earnings (GAAP)	$65.9	$28.1	$37.8	$175.8	$143.9	$31.9
EBITDA (Non-GAAP)(3)	$112.9	$71.8	$41.1	$361.3	$307.5	$53.8
Adjusted EBITDA (Non-GAAP)(3)	$118.2	$87.8	$30.4	$387.5	$339.5	$48.0
Share Repurchases	$—	$83.0	$(83.0)	$22.9	$114.5	$(91.6)
Dividend per share	$0.175	$0.175	$—	$0.700	$0.700	$—
Total Capital Returned to Stockholders	$7.1	$49.0	$(41.9)	$51.3	$186.0	$(134.7)
(a) Free cash flow is a non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(b) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) Adjusted Diluted EPS is a non-GAAP financial measure and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP adjusted earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Net Earnings are adjusted for depreciation, amortization, interest and income taxes to arrive at Non-GAAP EBITDA. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

Fourth Quarter 2023

Net sales for the fourth quarter of fiscal 2023 were $989.9 million, an increase of 9.1% from the prior year fourth quarter net sales of $907.0 million and increased sequentially 7.6% from the third quarter of fiscal 2023 net sales of $920.2 million. The increase compared to prior year quarter was the result of a 7% increase in pricing and a 4% increase in organic growth, partially offset by a 2% decrease in foreign currency translation impact. The sequential increase was due to a 2% increase in pricing.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2023 was $65.9 million, or $1.59 per diluted share, which included an unfavorable highlighted net of tax impact of $9.5 million, or $0.23 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the fourth quarter of fiscal 2022 was $28.1 million, or $0.67 per diluted share, which included an unfavorable highlighted net of tax impact of $22.0 million, or $0.53 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2023, on a non-GAAP basis, were $1.82, compared to the guidance of $1.33 to $1.43 per diluted share for the fourth quarter given by the Company on February 8, 2023. These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.20 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2023 and March 31, 2022.

Fiscal Year to Date 2023

Net sales for the twelve months of fiscal 2023 were $3,708.5 million, an increase of 10.5% from the prior year twelve months net sales of $3,357.3 million. This increase was due to an 8% increase in pricing and 7% increase in organic volume, partially offset by a 4% decrease in foreign currency translation impact.

Net earnings for the twelve months of fiscal 2023 was $175.8 million, or $4.25 per diluted share, which included an unfavorable highlighted net of tax impact of $45.0 million, or $1.09 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2022 was $143.9 million, or $3.36 per diluted share, which included an unfavorable highlighted net of tax impact of $47.1 million, or $1.11 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the twelve months of fiscal 2023, on a non-GAAP basis, were $5.34. This compares to the prior year twelve months adjusted Net earnings of $4.47 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

First Quarter 2024 Outlook

We expect to continue to operate in a dynamic macro environment and anticipate headwinds including FX, geopolitical tensions, supply chain challenges and inflation to persist for some time. Absent clarification from the IRS on 45X credits, we expect our first quarter of fiscal 2024 adjusted diluted earnings per share to be in the range of $1.77 to $1.87, inclusive of $0.40 - $0.50 from IRA benefits. Excluding the IRA credits, this represents an increase of approximately 20% over the prior year, at the midpoint, reflecting stable demand trends and a healthy backlog. We expect our gross margin for the first quarter of fiscal 2024 to be in the range of 24.5% to 26.5% including 150 bps to 250bps from 45X tax credits. For the full year of fiscal 2024, we expect capital expenditures to be approximately $120 million. While we await further clarification on section 45X from the IRS, based on currently available information we believe a material portion of our U.S. produced batteries qualify for this tax credit. We intend to use these proceeds to accelerate our strategic initiatives which align with the intentions of this law, including securing a domestic source of lithium cells, and may increase our capital spending projections.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its fourth quarter 2023 financial results at 9:00 AM (EST) Thursday, May 25, 2023. A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register through the events section of our Investor Relations webpage at https://register.vevent.com/register/BI156606f019e946db803bdf87b2ca31f4. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2023. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

Melissa Maycott
Public Relations Manager
Harris, Baio & McCullough
215-440-9800
E-mail: melissa@hbmadv.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Twelve months ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Net sales	$989.9	$907.0	$3,708.5	$3,357.3
Gross profit	246.0	194.6	840.1	750.0
Operating expenses	146.1	140.3	544.9	520.8
Restructuring and other exit charges	4.0	5.6	16.4	18.8
Impairment of indefinite-lived intangibles	0.5	1.2	0.5	1.2
Loss on assets held for sale	—	3.0	—	3.0
Operating earnings	95.4	44.5	278.3	206.2
Earnings before income taxes	75.7	38.9	210.6	173.9
Income tax expense	9.8	10.8	34.8	30.0
Net earnings attributable to EnerSys stockholders	$65.9	$28.1	$175.8	$143.9

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.61	$0.68	$4.31	$3.42
Diluted	$1.59	$0.67	$4.25	$3.36
Dividends per common share	$0.175	$0.175	$0.70	$0.70
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,873,977	41,243,629	40,809,235	42,106,337
Diluted	41,505,060	41,843,270	41,326,755	42,783,373

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	March 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$346,665	$402,488
Accounts receivable, net of allowance for doubtful accounts (2023–$8,775; 2022–$12,219)	637,817	719,434
Inventories, net	797,798	715,712
Prepaid and other current assets	113,601	155,559
Total current assets	1,895,881	1,993,193
Property, plant, and equipment, net	513,283	503,264
Goodwill	676,715	700,640
Other intangible assets, net	360,412	396,202
Deferred taxes	49,152	60,479
Other assets	121,231	82,868
Total assets	$3,616,674	$3,736,646
Liabilities and Equity
Current liabilities:
Short-term debt	$30,642	$55,084
Current portion of finance leases	90	185
Accounts payable	378,641	393,096
Accrued expenses	308,947	289,765
Total current liabilities	718,320	738,130
Long-term debt, net of unamortized debt issuance costs	1,041,989	1,243,002
Finance leases	254	231
Deferred taxes	61,118	78,228
Other liabilities	191,112	183,780
Total liabilities	2,012,793	2,243,371
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at March 31, 2023 and at March 31, 2022	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 56,004,613 shares issued and 40,901,059 shares outstanding at March 31, 2023; 55,748,924 shares issued and 40,986,658 shares outstanding at March 31, 2022	560	557
Additional paid-in capital	596,464	571,464
Treasury stock at cost, 15,103,554 shares held as of March 31, 2023 and 14,762,266 shares held as of March 31, 2022	(740,956)	(719,119)
Retained earnings	1,930,148	1,783,586
Contra equity - indemnification receivable	(2,463)	(3,620)
Accumulated other comprehensive loss	(183,474)	(143,495)
Total EnerSys stockholders’ equity	1,600,279	1,489,373
Nonredeemable noncontrolling interests	3,602	3,902
Total equity	1,603,881	1,493,275
Total liabilities and equity	$3,616,674	$3,736,646

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Fiscal year ended March 31,
	2023	2022	2021
Cash flows from operating activities
Net earnings	$175,810	$143,911	$143,374
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	91,153	95,878	94,082
Write-off of assets relating to restructuring and other exit charges	8,920	6,503	10,231
Loss on assets held for sale	—	2,973	—
Impairment of indefinite-lived intangibles	480	1,178	—
Net losses (gains)	(1,182)	157	(430)
Cash proceeds (settlements)	470	255	905
Provision for doubtful accounts	(431)	2,621	178
Deferred income taxes	(15,236)	1,115	(8,994)
Non-cash interest expense	1,964	2,107	2,072
Stock-based compensation	26,371	24,289	19,817
Gain on disposal of property, plant, and equipment	(113)	(490)	(3,883)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	67,553	(128,956)	8,713
Inventories	(96,413)	(212,839)	24,176
Prepaid and other current assets	23,689	(32,044)	27,292
Other assets	(6,298)	270	424
Accounts payable	(4,236)	65,316	20,797
Accrued expenses	5,747	(38,578)	32,357
Other liabilities	1,690	749	(12,736)
Net cash provided by (used in) operating activities	279,938	(65,585)	358,375

Cash flows from investing activities
Capital expenditures	(88,772)	(74,041)	(70,020)
Proceeds from disposal of facility	—	3,268	—
Insurance proceeds relating to property, plant and equipment	—	—	4,800
Proceeds from disposal of property, plant, and equipment	586	1,540	176
Proceeds from termination of net investment hedges	43,384	—	—
Net cash used in investing activities	(44,802)	(69,233)	(65,044)

Cash flows from financing activities
Net borrowings (repayments) on short-term debt	(21,719)	20,556	(15,934)
Proceeds from Second Amended 2017 Revolver borrowings	310,500	523,400	102,000
Repayments of Second Amended 2017 Revolver borrowings	(500,500)	(88,400)	(210,000)
Proceeds from Amended 2017 Term Loan	300,000	—	—
Repayments of 2023 Senior Notes	(300,000)	—	—
Repayments of Second Amended 2017 Term Loan	(5,215)	(161,447)	(39,589)
Debt issuance costs	(1,121)	(2,952)	—
Finance lease obligations and other	1,110	810	650
Option proceeds, net	4,392	1,336	9,114
Payment of taxes related to net share settlement of equity awards	(6,453)	(9,150)	(5,153)
Purchase of treasury stock	(22,907)	(156,366)	—
Dividends paid to stockholders	(28,537)	(29,353)	(29,812)
Net cash (used in) provided by financing activities	(270,450)	98,434	(188,724)
Effect of exchange rate changes on cash and cash equivalents	(20,509)	(12,936)	20,222
Net (decrease) increase in cash and cash equivalents	(55,823)	(49,320)	124,829
Cash and cash equivalents at beginning of year	402,488	451,808	326,979
Cash and cash equivalents at end of year	$346,665	$402,488	$451,808

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings”, “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", “net sales at constant currency”, and "net sales growth rate at constant currency” as applicable, in their analysis of the Company's performance. Adjusted Net earnings and adjusted operating earnings measure, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Third Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months non-GAAP adjusted EBITDA per credit agreement. We define non-GAAP free cash flow as net cash provided by or used in operating activities less capital expenditures. Free cash flow is used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. We define non-GAAP constant currency net sales as total net sales excluding the effect of foreign exchange rate movements, and we use it to determine the constant currency growth rate on a year-on-year basis. Non-GAAP constant currency revenues are calculated by translating current period revenues using the prior comparative periods’ actual exchange rates, rather than the actual exchange rates in effect during the current period. Constant currency net sales growth rate is calculated by determining the difference between current period non-GAAP constant currency net sales and current period reported net sales divided by prior period as reported net sales. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted earnings per share for the fourth quarter of fiscal 2023 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted earnings per share guidance for the fourth quarter of fiscal 2023 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted earnings per share for the fourth quarter of fiscal 2023 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP net sales and growth rates in constant currency are set forth in the table below, providing a reconciliation of non-GAAP constant currency net sales to the Company’s reported net sales for its business segments.

	Quarter ended			Twelve months ended
	($ millions)			($ millions)
	March 31, 2023	March 31, 2022	Growth rate	March 31, 2023	March 31, 2022	Growth rate
Energy Systems reported net sales	$458.2	$410.4	11.7%	$1,738.1	$1,536.6	13.1%
Exchange rate effect	10.2			60.1
Energy Systems constant currency net sales	468.4		14.1	1,798.2		17.0

Motive Power reported net sales	$383.6	$364.9	5.1%	$1,451.3	$1,361.2	6.6%
Exchange rate effect	9.3			69.4
Motive Power constant currency net sales	392.9		7.7	1,520.7		11.7

Specialty reported net sales	$148.1	$131.7	12.4%	$519.1	$459.5	13.0%
Exchange rate effect	1.3			9.2
Specialty constant currency net sales	149.4		13.4	528.3		15.0

Total reported net sales	$989.9	$907.0	9.1%	$3,708.5	$3,357.3	10.5%
Exchange rate effect	20.8			138.7
Total constant currency net sales	1,010.7		11.4	3,847.2		14.6

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments.

Business Segment Operating Results

	Quarter ended
	($ millions)
	March 31, 2023
	Energy Systems	Motive Power	Specialty	IRA Tax Credits	Total
Net Sales	$458.2	$383.6	$148.1	$—	$989.9

Operating Earnings	$23.0	$48.4	$6.7	$17.3	$95.4
Restructuring and other exit charges	0.3	1.6	2.1	—	4.0
Impairment of indefinite-lived intangibles	0.1	—	0.4	—	0.5
Amortization of identified intangible assets from recent acquisitions	5.7	—	0.5	—	6.2
Other	0.5	0.4	0.1	—	1.0
Adjusted Operating Earnings	$29.6	$50.4	$9.8	$17.3	$107.1

	Quarter ended
	($ millions)
	March 31, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$410.4	$364.9	$131.7	$907.0

Operating Earnings	$4.7	$29.8	$10.0	$44.5
Inventory adjustment relating to exit activities	0.2	1.4	—	1.6
Restructuring and other exit charges	1.4	4.2	—	5.6
Impairment of indefinite-lived intangibles	0.5	0.7	—	1.2
Loss on assets held for sale	—	3.0	—	3.0
Amortization of identified intangible assets from recent acquisitions	5.8	—	0.5	6.3
Other	3.3	1.0	0.3	4.6
Adjusted Operating Earnings	$15.9	$40.1	$10.8	$66.8

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Total
Net Sales	11.7%	5.1%	12.4%	9.1%
Operating Earnings	NM	62.4	(32.9)	NM
Adjusted Operating Earnings	86.9	25.6	(9.2)	60.5
NM = Not Meaningful

	Twelve months ended
	($ millions)
	March 31, 2023
	Energy Systems	Motive Power	Specialty	IRA Tax Credits	Total
Net Sales	$1,738.1	$1,451.3	$519.1	$—	$3,708.5

Operating Earnings	$60.8	$165.2	$35.0	$17.3	$278.3
Inventory adjustment relating to exit activities	(0.2)	0.8	—	—	0.6
Restructuring and other exit charges	1.5	12.8	2.1	—	16.4
Impairment of indefinite-lived intangibles	0.1	—	0.4	—	0.5
Loss on assets held for sale	—	—	—	—	—
Amortization of identified intangible assets from recent acquisitions	23.4	—	1.7	—	25.1
Other	0.6	0.6	0.1	—	1.3
Acquisition activity expense	—	—	—	—	—
Adjusted Operating Earnings	$86.2	$179.4	$39.3	$17.3	$322.2

	Twelve months ended
	($ millions)
	March 31, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,536.6	$1,361.2	$459.5	$3,357.3

Operating Earnings	$15.1	$146.5	$44.6	$206.2
Inventory adjustment relating to exit activities	0.2	2.4	—	2.6
Restructuring and other exit charges	2.8	17.1	(1.1)	18.8
Impairment of indefinite-lived intangibles	0.5	0.7	—	1.2
Loss on assets held for sale	—	3.0	—	3.0
Amortization of identified intangible assets from recent acquisitions	23.6	—	1.8	25.4
Other	5.1	1.0	0.3	6.4
Adjusted Operating Earnings	$47.3	$170.7	$45.6	$263.6

Increase (Decrease) as a % over prior year	Energy Systems	Motive Power	Specialty	Total
Net Sales	13.1%	6.6%	13.0%	10.5%
Operating Earnings	NM	12.6	(21.5)	35.0
Adjusted Operating Earnings	82.6	5.1	(13.7)	15.7

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Net Earnings	$65.9	$28.1	$175.8	$143.9
Depreciation	15.3	15.3	60.4	62.6
Amortization	6.9	8.2	30.8	33.2
Interest	15.0	9.4	59.5	37.8
Income Taxes	9.8	10.8	34.8	30.0
EBITDA	112.9	71.8	361.3	307.5
Non-GAAP adjustments	5.3	16.0	26.2	32.0
Adjusted EBITDA	$118.2	$87.8	$387.5	$339.5

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Inventory adjustment relating to exit activities	$0.0	$1.6	$0.6	$2.6
Restructuring and other exit charges	4.0	5.6	16.4	18.8
Impairment of indefinite-lived intangibles	0.5	1.2	0.5	1.2
Loss on assets held for sale	—	3.0	—	3.0
Other	0.7	4.6	2.2	6.4
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	—	—	4.5	—
Asset Securitization Transaction Fees	0.1	—	0.6	—
Cost of funding to terminate net investment hedges	—	—	1.4	—
Non-GAAP adjustments	$5.3	$16.0	$26.2	$32.0

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow:

	Fiscal year ended March 31,
	2023	2022	2021
Net cash provided by (used in) operating activities	$279.9	$(65.6)	$358.4
Less Capital Expenditures	(88.8)	(74.0)	(70.0)
Free Cash Flow	$191.1	$(139.6)	$288.4

The following table provides a reconciliation of net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for March 31, 2023 and March 31, 2022, in connection with the Third Amended Credit Facility:

	Last twelve months
	March 31, 2023	March 31, 2022
	(in millions, except ratios)
Net earnings as reported	$175.8	$143.9
Add back:
Depreciation and amortization	91.2	95.9
Interest expense	59.5	37.8
Income tax expense	34.8	30.0
EBITDA (non GAAP)	$361.3	$307.6
Adjustments per credit agreement definitions(1)	51.7	51.5
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$413.0	$359.1
Total net debt(2)	$736.0	$905.9
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.8 X	2.5 X

(1)The $51.7 million adjustment to EBITDA in fiscal 2023 primarily related to $26.4 million of non-cash stock compensation, $22.4 million of restructuring and other exit charges, impairment of indefinite-lived intangibles of $0.5 million, and $1.4 million for swap termination fees. The $51.5 million adjustment to EBITDA in fiscal 2022 primarily related to $24.3 million of non-cash stock compensation, $26.0 million of restructuring and other exit charges, indefinite-lived intangibles of $1.2 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In fiscal 2023, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $347.0 million, and in fiscal 2022, were $402.5 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2023		March 31, 2022
Net Earnings reconciliation
As reported Net Earnings	$65.9		$28.1
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	—	(1)	1.6	(1)
Restructuring and other exit charges	4.0	(2)	5.6	(2)
Impairment of indefinite-lived intangibles	0.5	(3)	1.2	(3)
Loss on assets held for sale	—	(4)	3.0	(4)
Amortization of identified intangible assets from recent acquisitions	6.2	(5)	6.3	(5)
Asset Securitization Transaction Fees	0.1		—
Other	0.7		4.6
Income tax effect of above non-GAAP adjustments	(2.0)		(0.3)
Non-GAAP adjusted Net Earnings	$75.4		$50.1

Outstanding shares used in per share calculations
Basic	40,873,977		41,243,629
Diluted	41,505,060		41,843,270
Non-GAAP adjusted Net Earnings per share:
Basic	$1.85		$1.21
Diluted	$1.82		$1.20

Reported Net Earnings (Loss) per share:
Basic	$1.61		$0.68
Diluted	$1.59		$0.67
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2023	March 31, 2022
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	$—	$0.2
(1) Inventory adjustment relating to exit activities - Motive Power	—	1.4
(2) Restructuring and other exit charges - Energy Systems	0.3	1.4
(2) Restructuring and other exit charges - Motive Power	1.6	4.2
(2) Restructuring and other exit charges - Specialty	2.1	—
(3) Impairment of indefinite-lived intangibles - Energy Systems	0.1	0.5
(3) Impairment of indefinite-lived intangibles - Motive	—	0.7
(3) Impairment of indefinite-lived intangibles - Specialty	0.4	—
(4) Loss on assets held for sale - Motive	—	3.0
(5) Amortization of identified intangible assets from recent acquisitions - Energy Systems	5.7	5.8
(5) Amortization of identified intangible assets from recent acquisitions - Specialty	0.5	0.5
Total Non-GAAP adjustments	$10.7	$17.7

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2023		March 31, 2022
Net Earnings reconciliation
As reported Net Earnings	$175.8		$143.9
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	0.6	(1)	2.6	(1)
Restructuring and other exit charges	16.4	(2)	18.8	(2)
Impairment of indefinite-lived intangibles	0.5	(3)	1.2	(3)
Loss on assets held for sale	—	(4)	3.0	(4)
Amortization of identified intangible assets from recent acquisitions	25.1	(5)	25.4	(5)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	4.5		—
Asset Securitization Transaction Fees	0.6
Cost of funding to terminate net investment hedges	1.4		—
Financing fees related to debt modification	1.2		—
Other	2.2		6.4
Income tax effect of above non-GAAP adjustments	(7.5)		(10.3)
Non-GAAP adjusted Net Earnings	$220.8		$191.0

Outstanding shares used in per share calculations
Basic	40,809,235		42,106,337
Diluted	41,326,755		42,783,373
Non-GAAP adjusted Net Earnings per share:
Basic	$5.41		$4.54
Diluted	$5.34		$4.47

Reported Net Earnings (Loss) per share:
Basic	$4.31		$3.42
Diluted	$4.25		$3.36
Dividends per common share	$0.70		$0.70

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2023	March 31, 2022
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	$(0.2)	$0.2
(1) Inventory adjustment relating to exit activities - Motive Power	0.8	2.4
(2) Restructuring and other exit charges - Energy Systems	1.5	2.8
(2) Restructuring and other exit charges - Motive Power	12.8	17.1
(2) Restructuring and other exit charges - Specialty	2.1	(1.1)
(3) Impairment of indefinite-lived intangibles - Energy Systems	0.1	0.5
(3) Impairment of indefinite-lived intangibles - Specialty	0.4	0.7
(4) Loss on assets held for sale - Motive	—	3.0
(5) Amortization of identified intangible assets from recent acquisitions - Energy Systems	23.4	23.6
(5) Amortization of identified intangible assets from recent acquisitions - Specialty	1.7	1.8
Total Non-GAAP adjustments	$42.6	$51.0